UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004

Somera Communications, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-27843

Delaware	77-0521878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5383 Hollister Avenue Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(805) 681-3322

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2004, Somera Communications, Inc. (“Somera”) announced that C. Stephen Cordial will depart from his position as Somera’s chief financial officer (“CFO”) effective December 31, 2004. Somera also announced the appointment of David J. Peters as Vice President, Finance and Corporate Controller.

In connection with these events, on September 14, 2004, Somera and Mr. Cordial entered into a Transition Agreement (the “Transition Agreement”), providing that, among other things, (i) until December 31, 2004, Mr. Cordial will continue to provide many of his services as CFO and other agreed responsibilities and (ii) after December 31, 2004, Mr. Cordial is expected to provide additional consulting services as needed and agreed to by the parties.

The Transition Agreement also amended certain provisions of Mr. Cordial’s amended and restated employment agreement, dated April 2, 2004 (the “Employment Agreement”). If (i) prior to December 31, 2004, Mr. Cordial’s employment with Somera is subject to a “Constructive Termination” or is involuntarily terminated by Somera other than for “Cause,” or (ii) Mr. Cordial remains employed by Somera through December 31, 2004, then, subject to certain conditions, he will receive continued payments of one year’s base salary, less applicable withholding and Somera will waive the cost of certain health benefits for a period of up to one year. Pursuant to the Transition Agreement, the Company has agreed to grant Mr. Cordial an option to purchase 50,000 shares of Somera’s Common Stock, which option will fully accelerate and be exercisable as of December 31, 2004, contingent upon the successful completion of certain objectives contained in the Transition Agreement. The stock option would also be exercisable by Mr. Cordial for a period of twenty-four months following his employment termination date with Somera. Further, Mr. Cordial will be entitled to receive a payment of $75,000 on March 31, 2005 if he successfully completes certain objectives set forth in the Transition Agreement.

The Transition Agreement is filed as Exhibit 10.1 hereto and the Employment Agreement was filed with the SEC in conjunction with Somera’s filing of its quarterly report on Form 10-Q on April 28, 2004. The Transition Agreement and the Employment Agreement are incorporated herein by reference and the descriptions thereof contained herein are subject in all respects to the terms and provisions of such agreements.

The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Transition Agreement by and between Somera Communications, Inc. and C. Stephen C. Cordial

99.1	Press Release dated September 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERA COMMUNICATIONS, INC.

Dated: September 15, 2004	By:	/s/ DAVID W. HEARD
David W. Heard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement by and between Somera Communications, Inc. and C. Stephen C. Cordial

99.1	Press Release dated September 15, 2004